Exhibit 25.1

_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6299

(Name, address and telephone number of agent for service)

ExamWorks Group, Inc.

Additional Registrants Listed on Schedule A Hereto

 (Issuer with respect to the Securities)

Delaware	27-2909425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Peachtree Road N.E. Suite 2625 Atlanta GA	30305
(Address of Principal Executive Offices)	(Zip Code)

Non-Convertible Debt Securities

Guarantees of Non-Convertible Debt Securities

(Title of the Indenture Securities)

SCHEDULE A

Name	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
ExamWorks, Inc.	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1114252
IME Software Solutions, LLC	Michigan	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	35-2162737
Marquis Medical Administrators, Inc.	New York	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	01-0654414
ExamWorks Review Services, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1114252
Southwest Medical Examination Services, Inc.	Texas	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	75-2437666
Pacific Billing Services, Inc.	Texas	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	87-0792602
Diagnostic Imaging Institute, Inc.	Texas	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	75-2576931
ExamWorks Evaluations of New York, LLC	New York	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1114252
Network Medical Review Company, Ltd.	Illinois	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	76-0711128
MES Group, Inc.	Michigan	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-2286375
Medical Evaluation Specialists, Inc.	Michigan	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-2193020
Lone Star Consulting Services, Inc.	Texas	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	76-0609620
DDA Management Services, LLC	New York	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-2733528
MES Management Services, Inc.	New York	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	01-0565230
CalMed Evaluation Services, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	30-0792186
MLS Group of Companies, Inc.	Michigan	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-3341904
Medicolegal Services, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	45-3416919
IME Resources, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	61-1665175
CredentialMed, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-3857370
Nexworks, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	37-1659699
Verity Administrators, Inc.	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	90-0911371
ExamWorks Clinical Solutions Holdings, Inc.	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1385445
ExamWorks Clinical Solutions, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	38-3933203
Gould & Lamb Trust Company, LLC	Florida	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	46-2874658
National Institute for Medicare and Medicaid Education, LLC	Florida	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	46-1404257
Reliable RS, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	26-1114252
LM Exams, LLC	Delaware	3280 Peachtree Road, N.E. Suite 2625 Atlanta, GA 30305	8000	35-2528813

FORM T-1

Item 1.         GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.           AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.         LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.     A copy of the Articles of Association of the Trustee.*

2.     A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.     A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.     A copy of the existing bylaws of the Trustee.**

5.     A copy of each Indenture referred to in Item 4. Not applicable.

6.     The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.     Report of Condition of the Trustee as of December 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 1st of April 2015.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 21, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, January 21, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 1, 2015

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2014

($000’s)

12/31/2014
Assets
Cash and Balances Due From	$10,622,022
Depository Institutions
Securities	100,557,832
Federal Funds	79,987
Loans & Lease Financing Receivables	247,427,720
Fixed Assets	4,246,071
Intangible Assets	13,078,376
Other Assets	22,967,351
Total Assets	$398,978,359

Liabilities
Deposits	$294,158,985
Fed Funds	1,722,932
Treasury Demand Notes	0
Trading Liabilities	734,026
Other Borrowed Money	45,457,856
Acceptances	0
Subordinated Notes and Debentures	3,650,000
Other Liabilities	11,857,789
Total Liabilities	$357,581,588

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	26,256,268
Minority Interest in Subsidiaries	855,903
Total Equity Capital	$41,396,771

Total Liabilities and Equity Capital	$398,978,359